UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: September 29, 2009

BRAVO RESOURCE PARTNERS LTD.
(Name of Small Business Issuer in its charter)

Yukon, British Columbia	0-30770	04-3779327
(State of incorporation)	Commission File No.	(IRS Employer
Identification No.)

4155 East Jewell Avenue, Suite 500
Aurora, Colorado  80222
(Address of Principal Executive Office) Zip Code

Registrant's telephone number, including Area Code: (303) 898-1371

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

By letter dated August 10, 2009, Dohan and Company, CPAs, confirmed that it did not stand for re-election as the Company's Independent Registered Public Accountant because of the independence issues raised by the fact that the Company did not pay all fees owed to Dohan and Company, CPAs.  The audit report dated December 28, 2005, of Dohan and Company, CPAs, was qualified as to uncertainty with respect to going concern.  There were no disagreements or reportable events with Dohan and Company for the two years ended July 31, 2004, and July 31, 2005 and for the subsequent period through the end of the client-auditor relationship with Dohan and Company.  In addition, during such fiscal years:  (1) no disagreements with Dohan and Company, CPAs, have occurred on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Dohan and Company, CPAs, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements; and (2) no reportable events involving Dohan and Company, CPAs, have occurred that must be disclosed under applicable securities laws.

Effective November 20, 2008, AJ. Robbins, P.C., Certified Public Accountants, replaced Dohan and Company, CPAs, as the Registrant’s Independent Registered Public  Accountant. The change in auditors was recommended and approved by the board of directors.

A copy of the letter of Dohan and Company, CPAs, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

16.1	Letter from previous auditors Dohan and Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 29, 2009

BRAVO RESOURCE PARTNERS, LTD.

By:	/s/ Ernest Staggs
Name Ernest Staggs CEO and Director